ALLEGION REPORTS THIRD-QUARTER 2022 FINANCIAL RESULTS,
REVISES FULL-YEAR 2022 OUTLOOK

•Third-quarter 2022 net earnings per share (EPS) of $1.30, compared with 2021 EPS of $1.59; Third-quarter 2022 adjusted EPS of $1.64, up 5.1 percent compared with 2021 adjusted EPS of $1.56
•Third-quarter 2022 revenues of $913.7 million, up 27.4 percent on a reported basis and up 18.6 percent on an organic basis
•Third-quarter 2022 operating margin of 17.8 percent, compared with 2021 operating margin of 19.3 percent; Adjusted operating margin of 21 percent, up 100 basis points compared with 2021 adjusted operating margin of 20 percent
•Affirming full-year 2022 reported revenue growth outlook of 13 to 14 percent; Increasing full-year 2022 organic revenue growth outlook to a range of 9.5 to 10.5 percent
•Revising full-year 2022 EPS outlook to a range of $4.90 to $5.00 and adjusted EPS outlook to a range of $5.40 to $5.50

DUBLIN (October 27, 2022) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported third-quarter 2022 net revenues of $913.7 million and net earnings of $114.6 million, or $1.30 per share. Excluding charges related to restructuring, acquisition and integration costs, amortization expense related to acquired backlog revenue and a fair value of inventory step-up, and a loss on the sale of a business, adjusted net earnings were $144.7 million, or $1.64 per share, up 5.1 percent when compared with third-quarter 2021 adjusted EPS of $1.56.

Third-quarter 2022 net revenues increased 27.4 percent when compared to the prior-year period (up 18.6 percent on an organic basis). The organic revenue increase was driven by robust price realization and strong volume in the Allegion Americas businesses offsetting weakness experienced in the Allegion International businesses. Foreign currency exchange rate headwinds continued with a nearly $26 million impact on reported revenues.

“I am extremely impressed with the resilience of our people and the strong customer relationships we have built over many years,” said John H. Stone, Allegion president and CEO. “The hard work by the entire Allegion team delivered outstanding operational performance in the quarter, and we look to build on this momentum going forward, creating seamless access and a safer world.”

The Allegion Americas segment revenues increased 42.5 percent (up 25.8 percent on an organic basis). The organic increase was driven by continued strength in price realization and volume growth in both the non-residential and residential businesses. The Access Technologies acquisition contributed 16.9 percent to total growth. The non-residential business grew approximately 30 percent, excluding Access Technologies, and the residential business grew mid-teens percent. Electronics growth for the segment came in at nearly 30 percent.

The Allegion International segment revenues declined 13.6 percent (down 0.8 percent on an organic basis). The organic decrease was driven by softening markets in the region, particularly in mechanical products, nearly offset by price realization. The reported revenue reflects the negative impact of currency movements in the region.

Third-quarter 2022 operating income was $162.9 million, an increase of $24.5 million or 17.7 percent compared to 2021. Adjusted operating income in third-quarter 2022 was $191.6 million, an increase of $48.4 million or 33.8 percent compared to 2021.

Third-quarter 2022 operating margin was 17.8 percent, compared with 19.3 percent in 2021. Acquisition expenses were a 330-basis-point headwind in the quarter. The adjusted operating margin in third-quarter 2022 was 21 percent, compared with 20 percent in 2021. The 100-basis-point increase in adjusted operating margin is attributable to a favorable price, productivity, inflation dynamic and positive business mix along with volume leverage associated with the Allegion Americas growth.
Additional Items
Interest expense for third-quarter 2022 was $23.1 million, an increase from $12.3 million for third-quarter 2021. This was driven by increased debt as a result of the Access Technologies acquisition along with an increase in variable interest rates.

In the third quarter, the company recorded a $7.6 million loss ($0.10 per share) on the divestiture of Milre Systek Co. Ltd. (“Milre”) in South Korea that is excluded from adjusted EPS.

Other income net for third-quarter 2022 was $1.5 million, compared to other income net of $14.7 million in the same period of 2021. The 2021 figure includes a $6.4 million gain on the sale of an equity method investment that is excluded from adjusted EPS.

The company’s effective tax rate for third-quarter 2022 was 14.3 percent, compared with negative 2 percent in 2021. The company’s adjusted effective tax rate for third-quarter 2022 was 14.9 percent, compared with negative 1.1 percent in 2021. The negative 2021 tax rates were driven by favorable resolution of uncertain tax positions and a benefit related to the mix of income earned in lower tax jurisdictions.
Cash Flow and Liquidity
Year-to-date available cash flow for 2022 was $225.6 million, a decrease of $102.1 million versus the prior year. The year-over-year decrease in available cash flow is due to increases in net working capital and lower year-to-date net earnings. Available cash flow continues to be consistent with pre-pandemic trends.

The company ended third-quarter 2022 with cash and cash equivalents of $282.2 million, as well as total debt of $2,227.1 million. These amounts are inclusive of the July 2022 draw on the company’s revolving facility that, along with the issuance of $600 million of senior notes in June, funded its acquisition of Access Technologies in July. Further, as of Sept. 30, 2022, approximately 80 percent of the company’s debt has fixed interest rates and is, therefore, not exposed to the risk of variable interest rates.
Updated 2022 Outlook
The company is affirming its full-year 2022 revenue growth outlook of 13 to 14 percent and increasing its organic revenue growth outlook to 9.5 to 10.5 percent, which excludes the expected impacts of acquisitions, divestitures and foreign currency movements. The increase in the organic outlook is driven primarily by strength in Allegion Americas offset by weakness in Allegion International.

The company is revising its full-year 2022 reported EPS to be in the $4.90 to $5.00 range, with adjusted EPS between $5.40 to $5.50. The revised outlook now assumes approximately negative $0.05 adjusted EPS impact related to Access Technologies and associated costs of the acquisition, with the $0.05 improvement to prior outlook driven by lower intangible asset amortization.

Adjustments to 2022 EPS of approximately $0.50 per share include expected charges for restructuring, acquisition and integration expenses, amortization expense related to acquired backlog revenue and a fair value of inventory step-up, debt financing costs, a loss on the sale of a business, as well as non-operating investment gains and losses. The increase in adjustments versus prior outlook reflects the loss on the divestiture of Milre and purchase accounting updates related to the recently acquired Access Technologies business.

The outlook includes incremental investment of approximately $0.17 per share; assumes a full-year adjusted effective tax rate of approximately 13.5 percent; and assumes an average diluted share count for the full year of approximately 88.3 million shares.

The company continues to expect full-year 2022 available cash flow of approximately $420 to $440 million.

“Our team is motivated by and proud of the performance in Q3 – and we are committed to delivering our full-year results and long-term shareholder return,” Stone added. “We will continue driving price to offset inflationary impacts and making organic and inorganic investments to support our seamless access strategy and technology-led solutions."
Conference Call Information
On Thursday, October 27, 2022, President and CEO, John H. Stone, and Senior Vice President and Chief Financial Officer, Mike Wagnes, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.
About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $2.9 billion in revenue in 2021, and its security products are sold around the world.

For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding the continued impacts of the global COVID-19 pandemic, supply chain constraints, electronic component and labor shortages, inflation, rising freight and material costs, impacts of Russia’s invasion of Ukraine including further supply chain disruptions and the increased risk of cyber-attacks in connection with such invasion, the company's 2022 financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended December 31, 2021, Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Net revenues	$913.7	$717.0	$2,410.4	$2,158.2
Cost of goods sold	545.7	416.5	1,438.7	1,239.8
Gross profit	368.0	300.5	971.7	918.4

Selling and administrative expenses	205.1	162.1	544.7	503.3
Operating income	162.9	138.4	427.0	415.1

Interest expense	23.1	12.3	52.2	37.0
Loss on divestitures	7.6	—	7.6	—
Other income, net	(1.5)	(14.7)	(7.1)	(21.4)
Earnings before income taxes	133.7	140.8	374.3	399.5

Provision for (benefit from) income taxes	19.1	(2.8)	51.4	28.9
Net earnings	114.6	143.6	322.9	370.6

Less: Net earnings attributable to noncontrolling interests	—	0.1	0.2	0.4

Net earnings attributable to Allegion plc	$114.6	$143.5	$322.7	$370.2

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$1.30	$1.60	$3.67	$4.11

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.30	$1.59	$3.65	$4.08

Shares outstanding - basic	87.9	89.7	88.0	90.1
Shares outstanding - diluted	88.2	90.3	88.4	90.7

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	September 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$282.2	$397.9
Accounts and notes receivables, net	422.5	283.3
Inventories	477.9	380.4
Other current assets	53.3	56.0
Total current assets	1,235.9	1,117.6
Property, plant and equipment, net	290.7	283.7
Goodwill	1,373.5	803.8
Intangible assets, net	599.7	447.5
Other noncurrent assets	443.5	398.4
Total assets	$3,943.3	$3,051.0

LIABILITIES AND EQUITY
Accounts payable	$266.4	$259.1
Accrued expenses and other current liabilities	410.2	329.5
Short-term borrowings and current maturities of long-term debt	12.6	12.6
Total current liabilities	689.2	601.2
Long-term debt	2,214.5	1,429.5
Other noncurrent liabilities	246.0	257.9
Equity	793.6	762.4
Total liabilities and equity	$3,943.3	$3,051.0

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Nine months ended September 30,
	2022	2021
Operating Activities
Net earnings	$322.9	$370.6
Depreciation and amortization	69.6	62.0
Changes in assets and liabilities and other non-cash items	(125.4)	(76.2)
Net cash provided by operating activities	267.1	356.4

Investing Activities
Capital expenditures	(41.5)	(28.7)
Acquisition of and equity investments in businesses, net of cash acquired	(923.1)	(6.5)
Other investing activities, net	(1.3)	20.3
Net cash used in investing activities	(965.9)	(14.9)

Financing Activities
Net proceeds from (repayments of) debt	789.6	(0.1)
Debt financing costs	(10.2)	—
Dividends paid to ordinary shareholders	(107.9)	(96.9)
Repurchase of ordinary shares	(61.0)	(212.7)
Other financing activities, net	(4.4)	0.4
Net cash provided by (used in) financing activities	606.1	(309.3)

Effect of exchange rate changes on cash and cash equivalents	(23.0)	(8.7)
Net (decrease) increase in cash and cash equivalents	(115.7)	23.5
Cash and cash equivalents - beginning of period	397.9	480.4
Cash and cash equivalents - end of period	$282.2	$503.9

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net revenues
Allegion Americas	$747.2	$524.4	$1,867.7	$1,572.7
Allegion International	166.5	192.6	542.7	585.5
Total net revenues	$913.7	$717.0	$2,410.4	$2,158.2

Operating income (loss)
Allegion Americas	$178.4	$133.7	$455.9	$419.5
Allegion International	14.9	20.5	45.9	54.0
Corporate unallocated	(30.4)	(15.8)	(74.8)	(58.4)
Total operating income	$162.9	$138.4	$427.0	$415.1

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended September 30, 2022				Three months ended September 30, 2021
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$913.7	$—		$913.7	$717.0	$—		$717.0

Operating income	162.9	28.7	(1)	191.6	138.4	4.8	(1)	143.2
Operating margin	17.8%			21.0%	19.3%			20.0%

Earnings before income taxes	133.7	36.3	(2)	170.0	140.8	(1.6)	(2)	139.2
Provision for (benefit from) income taxes	19.1	6.2	(3)	25.3	(2.8)	1.2	(3)	(1.6)
Effective income tax rate	14.3%			14.9%	(2.0)%			(1.1)%
Net earnings	114.6	30.1		144.7	143.6	(2.8)		140.8

Noncontrolling interests	—	—		—	0.1	—		0.1

Net earnings attributable to Allegion plc	$114.6	$30.1		$144.7	$143.5	$(2.8)		$140.7

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.30	$0.34		$1.64	$1.59	$(0.03)		$1.56

(1)Adjustments to operating income for the three months ended September 30, 2022, consist of $18.8 million of restructuring charges and acquisition and integration expenses and $9.9 million of amortization expense related to acquired backlog revenue and a fair value of inventory step-up. Adjustments to operating income for the three months ended September 30, 2021, consist of $4.8 million of restructuring charges and acquisition and integration expenses.
(2)Adjustments to earnings before income taxes for the three months ended September 30, 2022 consist of the adjustments to operating income discussed above, as well as a $7.6 million loss on divestiture of a business. Adjustments to operating income for the three months ended September 30, 2021, consist of the adjustments to operating income discussed above and a $6.4 million gain on the sale of the Company's interest in an equity method affiliate.
(3)Adjustments to the provision for (benefit from) income taxes for the three months ended September 30, 2022 and 2021, consist of $6.2 million and $1.2 million, respectively, of tax expense related to the excluded items discussed above.

	Nine months ended September 30, 2022				Nine months ended September 30, 2021
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$2,410.4	$—		$2,410.4	$2,158.2	$—		$2,158.2

Operating income	427.0	42.0	(1)	469.0	415.1	8.3	(1)	423.4
Operating margin	17.7%			19.5%	19.2%			19.6%

Earnings before income taxes	374.3	47.9	(2)	422.2	399.5	1.9	(2)	401.4
Provision for income taxes	51.4	9.6	(3)	61.0	28.9	2.5	(3)	31.4
Effective income tax rate	13.7%			14.4%	7.2%			7.8%
Net earnings	322.9	38.3		361.2	370.6	(0.6)		370.0

Noncontrolling interests	0.2	—		0.2	0.4	—		0.4

Net earnings attributable to Allegion plc	$322.7	$38.3		$361.0	$370.2	$(0.6)		$369.6

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$3.65	$0.43		$4.08	$4.08	$—		$4.08

(1)Adjustments to operating income for the nine months ended September 30, 2022, consist of $32.1 million of restructuring charges and acquisition and integration expenses and $9.9 million of amortization expense related to acquired backlog revenue and a fair value of inventory step-up. Adjustments to operating income for the nine months ended September 30, 2021, consist of $8.3 million of restructuring charges and acquisition and integration expenses.
(2)Adjustments to earnings before income taxes for the nine months ended September 30, 2022, consist of the adjustments to operating income discussed above, as well as a $7.6 million loss on divestiture of a business and $4.3 million of debt financing costs, partially offset by $6.0 million in non-operating investment gains. Adjustments to earnings before income taxes for the nine months ended September 30, 2021, consist of the adjustments to operating income discussed above and a $6.4 million gain on the sale of the Company's interest in an equity method affiliate.
(3)Adjustments to the provision for income taxes for the nine months ended September 30, 2022 and 2021, consist of $9.6 million and $2.5 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION

(In millions)

	Three months ended September 30, 2022		Three months ended September 30, 2021
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$747.2		$524.4

Operating income (GAAP)	$178.4	23.9%	$133.7	25.5%
Acquisition and integration costs	5.9	0.8%	—	—%
Amortization of backlog and inventory step-up	9.9	1.3%	—	—%
Adjusted operating income	194.2	26.0%	133.7	25.5%
Depreciation and amortization	14.3	1.9%	8.5	1.6%
Adjusted EBITDA	$208.5	27.9%	$142.2	27.1%

Allegion International
Net revenues (GAAP)	$166.5		$192.6

Operating income (GAAP)	$14.9	8.9%	$20.5	10.6%
Restructuring charges	0.2	0.2%	0.8	0.5%
Acquisition and integration costs	0.3	0.2%	—	—%
Adjusted operating income	15.4	9.3%	21.3	11.1%
Depreciation and amortization	8.7	5.2%	9.7	5.0%
Adjusted EBITDA	$24.1	14.5%	$31.0	16.1%

Corporate
Operating loss (GAAP)	$(30.4)		$(15.8)
Restructuring charges	—		0.2
Acquisition and integration costs	12.4		3.8
Adjusted operating loss	(18.0)		(11.8)
Depreciation and amortization	0.8		0.9
Adjusted EBITDA	$(17.2)		$(10.9)

Total
Net revenues	$913.7		$717.0

Adjusted operating income	$191.6	21.0%	$143.2	20.0%
Depreciation and amortization	23.8	2.6%	19.1	2.6%
Adjusted EBITDA	$215.4	23.6%	$162.3	22.6%

	Nine months ended September 30, 2022		Nine months ended September 30, 2021
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$1,867.7		$1,572.7

Operating income (GAAP)	$455.9	24.4%	$419.5	26.7%
Restructuring charges	—	—%	0.1	—%
Acquisition and integration costs	5.9	0.3%	0.1	—%
Amortization of backlog and inventory step-up	9.9	0.6%	—	—%
Adjusted operating income	471.7	25.3%	419.7	26.7%
Depreciation and amortization	32.1	1.7%	26.1	1.6%
Adjusted EBITDA	$503.8	27.0%	$445.8	28.3%

Allegion International
Net revenues (GAAP)	$542.7		$585.5

Operating income (GAAP)	$45.9	8.5%	$54.0	9.2%
Restructuring charges	4.7	0.8%	3.8	0.7%
Acquisition and integration costs	0.4	0.1%	—	—%
Adjusted operating income	51.0	9.4%	57.8	9.9%
Depreciation and amortization	27.7	5.1%	29.4	5.0%
Adjusted EBITDA	$78.7	14.5%	$87.2	14.9%

Corporate
Operating loss (GAAP)	$(74.8)		$(58.4)
Restructuring charges	—		0.3
Acquisition and integration costs	21.1		4.0
Adjusted operating loss	(53.7)		(54.1)
Depreciation and amortization	2.4		3.2
Adjusted EBITDA	$(51.3)		$(50.9)

Total
Net revenues	$2,410.4		$2,158.2

Adjusted operating income	$469.0	19.5%	$423.4	19.6%
Depreciation and amortization	62.2	2.5%	58.7	2.7%
Adjusted EBITDA	$531.2	22.0%	$482.1	22.3%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Nine months ended September 30,
	2022	2021
Net cash provided by operating activities	$267.1	$356.4
Capital expenditures	(41.5)	(28.7)
Available cash flow	$225.6	$327.7

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net earnings (GAAP)	$114.6	$143.6	$322.9	$370.6
Provision for (benefit from) income taxes	19.1	(2.8)	51.4	28.9
Interest expense	23.1	12.3	52.2	37.0
Amortization of backlog and inventory step-up	9.9	—	9.9	—
Depreciation and amortization	23.8	19.1	62.2	58.7
EBITDA	190.5	172.2	498.6	495.2

Other income, net	(1.5)	(14.7)	(7.1)	(21.4)
Loss on divestitures	7.6	—	7.6	—
Acquisition and integration costs and restructuring charges	18.8	4.8	32.1	8.3
Adjusted EBITDA	$215.4	$162.3	$531.2	$482.1

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Allegion Americas
Revenue growth (GAAP)	42.5%	(2.7)%	18.8%	5.2%
Acquisitions	(16.9)%	—%	(5.6)%	—%
Currency translation effects	0.2%	(0.3)%	0.1%	(0.5)%
Organic growth (non-GAAP)	25.8%	(3.0)%	13.3%	4.7%

Allegion International
Revenue growth (GAAP)	(13.6)%	1.7%	(7.3)%	17.8%
Acquisitions and divestitures	—%	2.4%	0.1%	2.3%
Currency translation effects	12.8%	(1.6)%	10.1%	(7.8)%
Organic growth (non-GAAP)	(0.8)%	2.5%	2.9%	12.3%

Total
Revenue growth (GAAP)	27.4%	(1.6)%	11.7%	8.3%
Acquisitions and divestitures	(12.4)%	0.6%	(4.1)%	0.6%
Currency translation effects	3.6%	(0.6)%	2.9%	(2.3)%
Organic growth (non-GAAP)	18.6%	(1.6)%	10.5%	6.6%